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                                                                     Exhibit 21

                        Subsidiaries of the Registrant
Parent
------

United Tennessee Bankshares, Inc.

                             State or Other
                             Jurisdiction of      Percentage
Subsidiary                   Incorporation        Ownership
----------                   ---------------      -----------
Newport Federal Bank         United States        100%